SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): 04/08/2008

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

DE (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
6611 Dumbarton Circle Fremont, CA 94555
(Address of principal executive offices, including zip code)
510.505.2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
Signature(s)
Exhibit Index
EXHIBIT 99.1

Item 1.01	Entry into a Material Definitive Agreement.
On April 9, 2008, Vermillion, Inc. (the “Company”) entered into an offer letter with John Hamilton (the “Hamilton Offer Letter”) for Mr. Hamilton to join the Company’s Board of Directors (the “Board”) and to serve as Chairman of the Audit Committee of the Board. The offer was contingent upon approval by the Board. On April 9, 2008, the Company’s Nominating and Governance Committee recommended, and the Board approved, the appointment of John Hamilton to serve as a Class III director with a current term that will expire at the annual meeting of stockholders to be held in 2009. The Board also appointed Mr. Hamilton as Chairman of the Audit Committee.
Pursuant to the Hamilton Offer Letter and consistent with the Company’s compensation policy for non-employee directors, on the date of the first Board meeting attended by Mr. Hamilton in his capacity as a director, Mr. Hamilton will receive an initial grant of stock options to purchase 2,500 shares of the Company’s common stock, which will vest in equal monthly installments over a twenty-four month period, at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, Mr. Hamilton will be entitled to receive annual compensation consistent with the Company’s compensation policy both for his continued service as a non-employee director and as Chairman of the Audit Committee.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2008, Judy Bruner announced her resignation as a director of the Board, which also included a resignation from all committees on which she was a member, effective immediately. Ms. Bruner’s resignation was for personal reasons, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Section 5.02.

Item 8.01	Other Events
On April 10, 2008, the Company issued a press release announcing the resignation of Ms. Bruner and the appointment of Mr. Hamilton as a new director. A copy of the Company’s press release dated April 10, 2008 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated April 10, 2008

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: April 11, 2008	By:	/s/ Qun Zhou
Qun Zhou
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 10, 2008